UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2018

EASTMAN CHEMICAL COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12626	62-1539359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Wilcox Drive Kingsport, TN		37662
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (423) 229 - 2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events

On October 30, 2018, Eastman Chemical Company (the “Company”) issued a press release (the “Tender Offer Press Release”) announcing the commencement of a cash tender offer (the “Tender Offer”) for any and all of its outstanding 5.500% notes due 2019 (the “Notes”). The Tender Offer is subject to the completion by the Company of an offering and sale of new debt securities on terms acceptable to the Company and other conditions.

A copy of the Tender Offer Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this report shall not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful. The Tender Offer is being made solely pursuant to the offer to purchase and related notice of guaranteed delivery, which set forth the complete terms of the Tender Offer.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Number	Exhibit

99.1	Press release dated October 30, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN CHEMICAL COMPANY

Date: October 30, 2018	By:	/s/ Brian L. Henry
Brian L. Henry Senior Securities – Governance Counsel and Assistant Secretary